CSW International, Inc.
                         Investments in Project Parents
                      For the Quarter Ended March 31, 2000
                                   (thousands)


                                                Project                 Wholly Owned
               Facility                          Parent                 Subsidiary Of                  Description       Investment
--------------------------------------- ------------------------ ---------------------------  ------------------------ -------------


Energia Internacional de CSW de S.A.    CSW.International, Inc.  Central and South West Corp. Return of Principle        $ (855)
   de C.V.

Empresa de Electricidade Vale de        CSW Vale, LLC            CSW International, Inc.      Amortization of               (75)
   Paranapanema S.A.                                               (Cayman)                    Development Costs

South Coast Power Limited               CSWI Europe              CSW International, Inc.      Investment/Development        152
                                                                                                Costs